UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Symetra Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On October 2, 2015, Symetra Financial Corporation (“Symetra”) added the following questions and answers to its Employee FAQs:

Will there be opportunities for Symetra employees to travel to and work in the Sumitomo office in Japan (either short-term or longer-term)?

We do not anticipate any immediate need for Symetra employees to regularly travel overseas as a part of this transaction. It is too soon to know if there will be opportunities in the future.

Can current ESPP participants sell their shares now, or are they required to wait for the transaction to close?

Yes, employees who hold Symetra shares, including those acquired through the ESPP, may sell them so long as they remain in compliance with typical employee sale rules and trading blackout restrictions.

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of Symetra by Sumitomo. In connection with the proposed acquisition, Symetra filed a definitive proxy statement with the United States Securities and Exchange Commission (the “SEC”) on September 30, 2015, and intends to file other relevant materials with the SEC. Stockholders of Symetra are urged to read all relevant documents filed with the SEC, including Symetra’s definitive proxy statement, because they contain important information about the proposed transaction and the parties to the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Symetra at investors.symetra.com or by directing a request to Symetra at karin.vanvleet@symetra.com.

Participants in the Solicitation
Symetra and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of Symetra in favor of the proposed transaction. Information about Symetra’s directors and executive officers is set forth in Symetra’s Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 25, 2015, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 26, 2015 and amended on April 22, 2015. Information concerning the interests of Symetra’s participants in the solicitation, which may, in some cases, be different than those of Symetra’s stockholders generally, is set forth in the definitive proxy statement relating to the proposed transaction and other materials filed by Symetra with the SEC.

Cautionary Statement Regarding Forward-Looking Statements
Statements in this communication regarding the proposed transaction, the expected timetable for completing the proposed transaction, future financial and operating results, future capital structure and liquidity, benefits and synergies of the proposed transaction, future opportunities for the combined company, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the board or management of Symetra constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “targets,” and other similar expressions) are intended to identify forward-looking statements. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory approvals, the ability to obtain Symetra stockholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers and customers, and any related impact on integration and anticipated synergies; and the other factors and financial, operational and legal risks or uncertainties described in Symetra’s public filings with the SEC, including the “Risk Factors” and “Forward-Looking Statements” sections of Symetra’s Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q. Symetra disclaims any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law.